EXHIBIT 25



                                                               EXECUTION COPY
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                               9,806,000 Shares



                          GTECH HOLDINGS CORPORATION



                                 Common Stock



                            Underwriting Agreement




                                 June 18, 1996




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                               9,806,000 Shares

                          GTECH HOLDINGS CORPORATION

                                 Common Stock

                            UNDERWRITING AGREEMENT



                                                   June 18, 1996



DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
SALOMON BROTHERS INC
  c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, New York  10172

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
  c/o Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

               Certain stockholders of GTECH Holdings Corporation, a Delaware Corporation (the "Company"), named in Schedule III hereto (the "Selling Stockholders" or the "Sellers") severally propose to sell to the several Underwriters (as defined below) an aggregate of 9,806,000 shares of Common Stock, par value $.01 ("Common Stock") of the Company. The 9,806,000 shares of Common Stock to be sold by the Selling Stockholders are hereinafter called the Firm Shares.

               It is understood that, subject to the conditions hereinafter stated, 7,844,800 Firm Shares (the "U.S. Firm Shares") will be sold to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC"), Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc as representatives of the Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 1,961,200 Firm Shares (the "International Shares") will be sold to DLJSC, Merrill Lynch International and Salomon Brothers International Limited as representatives of the international managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the Underwriters.

               The Selling Stockholders also propose to sell to the several U.S. Underwriters not more than an additional 980,957 shares of Common Stock (the "Additional Shares"), if requested by the U.S. Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are herein collectively called the Shares.

               1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-3 including a prospectus relating to the Shares, which may be amended. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages and the first page of "Underwriting". The registration statement as amended at the time when it becomes effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the Registration Statement; and the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter referred to as the Prospectus (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).
If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term Registration Statement shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined in this Agreement are used as defined in the Prospectus.

               2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several U.S. Underwriters the number of Firm Shares that bears the same proportion to the number of shares set forth opposite such Selling Stockholder's name in Schedule III hereto as the number of U.S. Firm Shares bears to the total number of Shares, and each of the U.S. Underwriters agrees, severally and not jointly, to purchase from such Selling Stockholder at a price per share of $27.77 (the "Purchase Price"), the respective number of U.S. Firm Shares (subject to such adjustments to eliminate fractional shares as the U.S. Underwriters may determine) that bears the same proportion to the number of U.S. Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of Firm Shares set forth opposite the names of all U.S. Underwriters in Schedule I hereto.

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several International Managers the number of Firm Shares that bears the same proportion to the number of shares set forth opposite such Selling Stockholder's name in Schedule III hereto as the number of International Firm Shares bears to the total number of Shares, and each of the International Managers agrees, severally and not jointly, to purchase from such Selling Stockholder at the Purchase Price the respective number of International Firm Shares (subject to such adjustments to eliminate fractional shares as the International Managers may determine) that bears the same proportion to the number of International Firm Shares to be sold by such Selling Stockholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such International Manager bears to the total number of Firm Shares set forth opposite the names of all International Managers in Schedule II hereto.

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) each Selling Stockholder agrees, severally and not jointly, to sell to the U.S. Underwriters up to the number of Additional Shares, if any, set forth opposite such Selling Stockholder's name in Schedule III and (ii) the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 980,957 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The U.S. Underwriters may exercise their right to purchase any Additional Shares by giving written notice thereof to the Company and DLJ Capital Corporation at any time within 30 days after the date of this Agreement. The U.S. Underwriters shall give such notice and the notice shall specify the aggregate number of Additional Shares to be purchased and the date for payment and delivery thereof. The date specified in the notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, (i) each Selling Stockholder agrees, severally and not jointly, to sell the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Underwriters shall determine) which bears the same proportion to the total number of Additional Shares set forth opposite such Selling Stockholder's name in Schedule III as the total number of Additional Shares to be purchased bears to the total number of Additional Shares set forth in Schedule III provided, however, that if fewer than all of the Additional Shares are to be purchased, such Additional Shares shall be purchased, first, proportionately from those Selling Stockholders designated on Schedule III as "Management Selling Stockholders" up to the maximum number of Additional Shares set forth opposite such Selling Stockholder's name in Schedule III before any Additional Shares are purchased from the other Selling Stockholders, and
(ii) each U.S. Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Underwriters may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I bears to the total number of U.S.  Firm Shares.

               The Company hereby agrees not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock (except to the Underwriters pursuant to this Agreement), nor to file a Registration Statement for a period of 90 days after the date of the Prospectus without the prior written consent of a majority of the U.S. Underwriters. Notwithstanding the foregoing, during such period the Company may grant stock awards or issue stock pursuant to the Company's existing employee and director stock plans, and the Company may file a Registration Statement on Form S-8 with respect to the additional shares authorized for issuance under its 1994 Stock Option Plan at the 1995 Annual Meeting of stockholders.

               3. Terms of Public Offering. The Company and the Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

               Each U.S. Underwriter hereby makes to and with the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of Section 3 of the Agreement Between U.S. Underwriters and International Managers of even date herewith. Each International Manager hereby makes to and with the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement.

               4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third business day (the "Closing Date") following the date of the initial public offering, at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement among the U.S. Underwriters, the Company and DLJ Capital Corporation.

               Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the U.S. Underwriters shall designate at 10:00 A.M., New York City time, on the date specified in the exercise notice given by you pursuant to Section 2 (the "Option Closing Date"). The Option Closing Date and the location of delivery of and the form of payment for the Additional Shares may be varied by agreement among the U.S. Underwriters, the Company and DLJ Capital Corporation.

               Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by certified or official bank checks payable in New York Clearing House funds to the order of the applicable Sellers.

               5.   Agreements of the Company.  The Company agrees with you:

               (a) If necessary or advisable, to file (i) an amendment to the registration statement relating to the Shares or (ii) a post-effective amendment to the Registration Statement pursuant to Rule 430A under the Act, as soon as practicable after the execution and delivery of this Agreement and to use its best efforts to cause the registration statement (as so amended, if applicable) or such post-effective amendment to become effective at the earliest possible time.

               (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

               (c) To furnish to you, without charge, three signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits thereto and documents incorporated by reference therein, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits thereto and documents incorporated by reference therein, as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, (the "Exchange Act") that are deemed to be incorporated by reference in the Prospectus.

               (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or, during the period specified in paragraph (e), to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably and promptly object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

               (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

               (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

               (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request, to continue such qualification in effect so long as reasonably required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided that the Company shall not be required to register or qualify as a foreign corporation or to take any action which would subject it to the service of process in suits, other than as to matters and transactions relating to the offer and sale of the Securities, in any jurisdiction where it is not now so subject.

               (h) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, and to advise you in writing when such statement has been so made available.

               (i) During the period of five years after the date of this Agreement, (i) to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants, and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year) to such holders, consolidated condensed financial statements (and similar financial reports of all unconsolidated subsidiaries, if any) as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

               (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

               (k) To pay all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Agreement Among International Managers, the Agreement between U.S. Underwriters and International Managers, the International Dealer Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering (including the reasonable fees and disbursements of your counsel relating to such clearance), (vi) any listing of the shares on the New York Stock Exchange (the "NYSE"), (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold and (viii) the performance by the Company and the Sellers of their other obligations under this Agreement; provided that nothing herein shall affect the rights and obligations as between the Company and the Selling Stockholders with respect to such costs, expenses, fees and taxes.

               (l) To use its best efforts, subject to its good faith reasonable business judgment, to maintain the listing of the Shares on the NYSE for a period of five years from the date hereof.

               (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or the Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

               (n) From and after the date the Registration Statement becomes effective, if requested by DLJSC and if in the written opinion of your counsel and for such period of time as in the opinion of your counsel a prospectus is required by law to be delivered in connection with market making activities of DLJSC or any of its affiliates (as defined in the rules and regulations under the Act), the Company will (i) periodically amend the Registration Statement so that the information contained in the Registration Statement complies with the requirements of Section 10(a) of the Act, (ii) amend the Registration Statement or supplement the Prospectus when necessary to reflect any material changes in the information provided therein,
         (iii) provide DLJSC and its affiliates with copies of each amendment or supplement filed and such other documents, including opinions of counsel and "comfort" letters, as DLJSC and its affiliates may reasonably request and (iv) agree to indemnify DLJSC and its affiliates in a manner substantially identical to that specified in
         Section 8 hereof (with appropriate modifications).

               6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

               (b) (i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement and any amendments thereto will comply in all material respects with the provisions of the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and any supplements thereto will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements or omissions in the Registration Statement or the Prospectus (or any supplement or amendment to them) based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

               (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act.

               (d) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation (except as to good standing for any subsidiary of the Company organized under the laws of a jurisdiction in which the concept of good standing is inapplicable) and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable by the issuer thereof, and are owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, an "Encumbrance") except where the fact that the Company does not own such ownership interests or that such Encumbrance exists could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and non-assessable by the Company, and as of the Closing Date will not be subject to any preemptive or similar rights, except such as may exist under the Company's stock benefit plans and agreements and the Management Equity Agreement dated as of January 23, 1990, as amended among the Company and certain investors (the "Management Equity Agreement") which rights will not apply to the Shares being sold by the Selling Stockholders and except for any rights which may exist under any agreements between DLJSC, DLJ Capital Corporation and their affiliates and the DLJSC Selling Stockholders or others.

               (g) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

               (h) This Agreement has been duly authorized, executed and delivered by the Company.

               (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

               (j) The execution, delivery and performance by the Company and, to the extent applicable, its subsidiaries of this Agreement and compliance by the Company and, to the extent applicable, its subsidiaries with all the provisions hereof and the consummation of the transactions contemplated hereby will not:

                     (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, including lottery authorities, which has not been obtained (except as such may be required under the securities or Blue Sky laws of the various states);

                     (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries;

                     (C) require any consent or approval (which has not been obtained) of the parties to, or conflict with or constitute a breach of any of the terms or provisions of or a default or termination under, (x) any contract for the provision of lottery services or products between the Company or any of its subsidiaries and any U.S. or international lottery authority (each a "Lottery Contract") or (y) any other agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound that is material to the Company and its subsidiaries taken as a whole; or

                     (D) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property, which violation or conflict could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (k) Except as otherwise set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject (A) which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, or which is otherwise required to be described in the Prospectus and is not so described or (B) which in any manner draws into question the validity of this Agreement or which would interfere with or adversely affect the consummation of the transactions contemplated hereby or thereby, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated.

               (l) No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

               (m) Each of the Company and its subsidiaries is operating in compliance with (and has not violated) all laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property (including without limitation those relating to lotteries, environmental, safety or similar matters, federal or state laws relating to the hiring, promotion or pay of employees, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder), except for violations which could not reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

               (n) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any affiliate of the Company or any other person acting on its or their behalf has directly or indirectly (A) used any corporate funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (B) made any unlawful payment (including any bribe, rebate, pay-off, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (C) violated or is in violation of any provision of federal or state laws relating to corruption of governmental officials or representatives, including the Foreign Corrupt Practices Act of 1977 and similar laws, (D) established or maintained any fund of monies or other assets for the purposes specified in clauses (A) or (B) above or (E) made any false or fictitious entry on the books or records of the Company or any of its subsidiaries relating to any payment referred to in clause (A) or (B) above.

               (o) Except as otherwise set forth in the Prospectus or such as could not reasonably be expected to be material to the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party and all Lottery Contracts referred to in the Prospectus to which the Company or any of its subsidiaries is a party are valid and binding and except as described in the Prospectus no default on the part of the Company or any of its subsidiaries has occurred or is continuing thereunder, which might reasonably be expected to result in the termination of any such Lottery Contract or in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

               (p) Ernst & Young LLP are independent public accountants with respect to the Company as required by the Act.

               (q) (A) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; (B) such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and (C) the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

               (r) The Company and each of its subsidiaries has all material permits, licenses, franchises and authorizations of governmental or regulatory authorities, including lottery authorities, domestic and foreign ("permits"), as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

               (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               (t) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

               (u) No holder of any security of the Company has any right, not effectively satisfied or waived, to require inclusion of shares of Common Stock or any other security of the Company in the Registration Statement.

               7.   Representations and Warranties of the Selling
Stockholders. Each Selling Stockholder severally and not jointly represents and warrants to each Underwriter that:

               (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever, except for those created hereunder or under the Stockholders Agreement, the Management Equity Agreement or the Company's stock benefit plans or agreements, and, in the case of a DLJ Selling Stockholder (as defined below) the DLJ Custody Agreement (as defined in paragraph
         (f) below) which either do not apply in the case of any sale to the Underwriters hereunder or have been waived.

               (b) Upon delivery of and payment for such Shares pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

               (c) Such Selling Stockholder has, and on the Closing Date (and Option Closing Date, if applicable) will have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

               (d) In the case of each Selling Stockholder that is a Management Selling Stockholder (as indicated on Schedule III), the Custody Agreement and Power of Attorney signed by such Selling Stockholder has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such Custody Agreement and Power of Attorney, such Selling Stockholder has authorized Thomas J. Sauser, Cynthia A. Nebergall and Brendan J. Radigan or any of them, to execute and deliver on his, her or its behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver or cause the Custodian to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

               (e) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, the Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

               (f) In the case of each Selling Stockholder that is an officer, director, employee or former officer, director or employee of DLJSC (a "DLJ Selling Stockholder"), the Custody Agreement dated as of December 15, 1992 between DLJSC, DLJ Capital Corporation and such Selling Stockholder and the Letter Agreement dated April 19, 1996 between DLJSC and such Selling Stockholder (together, the "DLJ Custody Agreement") has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and, pursuant to such DLJ Custody Agreement, such Selling Stockholder has authorized DLJSC to execute and deliver on his, her or its behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver or cause DLJSC, as Custodian to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

               (g) The execution, delivery and performance of this Agreement by such Selling Stockholder, compliance by such Selling Stockholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order which has not been obtained of any court, regulatory body, administrative agency or other governmental body (except such as may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Stockholder, if not an individual, or any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or property of such Selling Stockholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Stockholder or property of such Selling Stockholder.

               (h) Such parts of the Registration Statement which specifically relate to such Selling Stockholder under the caption "Principal and Selling Stockholders" do not, and will not on the Closing Date (and the Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

               (i) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(h) above, the Selling Stockholders will immediately notify you of such change.

               8. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

               (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder in its capacity as a Selling Stockholder expressly for use in the Registration Statement or the Prospectus, any amendment or supplement thereto, or in any preliminary prospectus; provided, however, that nothing in this subsection (b) shall limit the obligation of the Company to indemnify the Underwriters in the manner set forth in subsection (a) relating to information provided by any Selling Stockholder acting in its capacity as an officer, director or employee of the Company.

               (c) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter shall promptly notify the Company and the Selling Stockholders in writing and the Company and the applicable Selling Stockholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized by the Company,
(ii) the Company and the Selling Stockholders have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or any Selling Stockholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more good faith legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be, (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by DLJSC, and that all such fees and expenses shall be reimbursed as they are incurred). Neither the Company nor any Seller shall be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such party, such party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or was threatened to have been made a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and Sellers (except that if the Company or any Seller shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to the Underwriter, by Section 8(c) hereof.

               (e) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares and the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares of such Selling Stockholder were offered to the public exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

               (f) Each Seller that is a Management Selling Stockholder hereby designates Edwards & Angell, 750 Lexington Avenue, New York, New York, authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling the Company or an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each such Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 12 hereof.

               (g) Each Seller that is a DLJSC Selling Stockholder acknowledges that, pursuant to the DLJ Custody Agreement, it has designated DLJSC as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by the Company or any Underwriter or person controlling the Company or an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each such Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 12 hereof.

               9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

               (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

               (b) The Registration Statement shall have become effective (or if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 10:00 A.M., New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

               (c) (A) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus and except as disclosed therein, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (B) since the date of the latest balance sheet included in the Registration Statement and the Prospectus and except as disclosed therein, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth or contemplated in the Registration Statement and Prospectus, (C) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected or contemplated in the Registration Statement and the Prospectus and (D) on the Closing Date you shall have received a certificate dated the Closing Date, signed by a Co-Chairman of the Board of Directors or the President and by the Chief Financial Officer or Chief Accounting Officer, in their capacities as officers of the Company, confirming the matters set forth in paragraphs (a),
         (b) and (c) of this Section 9.

               (d) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from each Selling Stockholder.

               (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Drinker Biddle & Reath, counsel for the Company, to the effect that:

                     (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority required to carry on its business as it is currently being conducted and to own its properties;

                   (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business (except as to good standing under the laws of a jurisdiction in which the concept of good standing is inapplicable) in each jurisdiction in the United States which the nature of its business or its ownership or leasing of property requires such qualification or good standing, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (iii) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable by the Company and not subject to any preemptive or similar rights involving the Company, except for such as may exist under the Company's stock benefit plans and agreements and the Management Equity Agreement, which rights will not apply to the Shares being sold by the Selling Stockholders and except for any rights which may exist under any agreements between DLJSC, DLJ Capital Corporation and their affiliates and the DLJSC Selling Stockholders or others;

                   (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                    (v) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Registration Statement and the Prospectus;

                   (vi) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                  (vii) the statements under the captions "Directors and Officers - Voting Agreements" (other than statements relating to the Voting Trust and the Voting Trustee), "Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Common Stock" and "Description of Capital Stock of the Company" in the Prospectus and Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters or documents;

                 (viii) such counsel does not know of any existing violation on the part of the Company of its charter or by-laws or of any default on the part of the Company or any of its subsidiaries in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, except for any such violation or default which could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

                   (ix) the execution, delivery and performance by the Company of this Agreement, compliance by the Company with all the provisions hereof, and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order which has not been obtained of any court, regulatory body, administrative agency or other governmental body (other than lottery, non-lottery gaming, racing or benefits delivery authorities and other than may be required under the Act or other securities or Blue Sky laws, as to which no opinion need be expressed); (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or GTECH Corporation; (C) require any consent or approval which has not been obtained of the parties to, or conflict with or constitute a breach of any of the terms or provisions of or a default or termination under any agreement (other than agreements relating to lottery and non-lottery gaming products and services, racing or benefits delivery products or services, as to which no opinion need be expressed), indenture or other instrument known to such counsel to which the Company or GTECH Corporation is a party or by which the Company or GTECH Corporation or their respective property is bound; or (D) violate or conflict with any laws, administrative regulations or rulings (other than laws, regulations or rulings relating to the lottery, non-lottery gaming, racing or benefits delivery businesses, as to which no opinion need be expressed) or court decrees known to such counsel applicable to the Company or GTECH Corporation or any of their respective properties; except with respect to
               (A), (C) and (D), where the failure to obtain such consent or approval or such violation or conflict could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or impair the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby;

                    (x) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                     (xi) to the best of such counsel's knowledge, no holder of any security of the Company has any right not effectively waived or satisfied to require registration of shares of Common Stock or any other security of the Company in the Registration Statement; and

                   (xii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and the notes thereto and other financial, statistical and accounting data incorporated by reference in the Registration Statement and schedules included therein as to which no view need be expressed) complied when so filed, or when subsequently amended prior to the date hereof as to form in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder; (B) the Registration Statement and the Prospectus and any supplement or amendment thereto (except for financial statements and the notes thereto and other financial, statistical and accounting data included in the Registration Statement and schedules included therein as to which no view need be expressed) comply as to form in all material respects with the Act, and (C) such counsel believes that (except for financial statements and the notes thereto and other financial, statistical and accounting data included in the Registration Statement and schedules included therein, as aforesaid) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements and the notes thereto and other financial, statistical and accounting data included in the Registration Statement and schedules included therein, as aforesaid) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                     In giving such opinion with respect to the matters covered by clause (xii) above, Drinker Biddle & Reath may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

               (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Cynthia A. Nebergall, Esq., General Counsel for the Company, to the effect that:

                     (i) each of the Company's Significant Subsidiaries (as that term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (except as to good standing for any subsidiary organized under the laws of a jurisdiction in which the concept of good standing is inapplicable), and has the corporate power and authority to carry on its business as it is currently being conducted;

                     (ii) each of the Company and its Significant Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation authorized to do business (except as to good standing for any subsidiary organized under the laws of a jurisdiction in which the concept of good standing is inapplicable), in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or to be in good standing could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

                     (iii) neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any Lottery Contract or in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound except when such default could not reasonably be expected to have a material adverse effect upon the Company and its subsidiaries, taken as a whole;

                     (iv) all of the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and, except for minimal amounts of director qualifying shares, are owned directly or indirectly by the Company free of all liens, encumbrances, security interests and claims whatsoever;

                     (v) the execution, delivery and performance by the Company of this Agreement, compliance by the Company with all the provisions hereof, and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order which has not been obtained of any court, regulatory body, administrative agency or other governmental body including lottery authorities, (except as such may be required under the Act or other securities or Blue Sky laws); (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries; (C) require any consent or approval of the parties to, or conflict with or constitute a breach of any of the terms or provisions of or a default or termination under any Lottery Contract or any other agreement, indenture or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound; or (D) violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or any of its subsidiaries or their respective properties; except with respect to (A), (C) and (D), where the failure to obtain such consent or approval or such violation or conflict could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or impair the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby;

                    (vi) to the best of such counsel's knowledge, after due inquiry, each of the Company and its subsidiaries is operating in compliance with (and has not violated) all laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property (including without limitation those relation to lotteries, environmental, safety or similar matters, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder), except for violations which could not reasonably be expected to result in any material adverse change in the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                     (vii) the Company and each of its subsidiaries has such material permits, licenses, franchises and authorizations of governmental or regulatory authorities including lottery authorities, domestic and foreign ("permits"), as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; to the best of such counsel's knowledge, after due inquiry, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries;

                     (viii) the statements in the Prospectus under the caption "Risk Factors - Governmental Regulation", "-- Maintenance of Business Relationships and Certain Legal Matters" and "--Liquidated Damages Under Contracts" and "Business - Legal Proceedings", insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings; and

                     (ix) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required.

               (g) You shall have received the opinions (satisfactory to you and your counsel), dated the Closing Date, of one or more counsel for the Selling Stockholders reasonably satisfactory to you, with respect to each applicable Selling Stockholder, to the effect that:

                     (i) this Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

                     (ii) such Selling Stockholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by him, her or it in the manner provided in this Agreement;

                     (iii) each Selling Stockholder has good and clear title to the certificates for the Shares to be sold by him and upon delivery thereof to the Underwriters in accordance with this Agreement, the Underwriters (assuming they have purchased the Shares in good faith and without notice of any adverse claim, and assuming that there are no events or circumstances peculiar to any individual Underwriter that might result in any adverse claim), will acquire good title to the Shares purchased by them from such Selling Stockholder, free and clear of all liens, encumbrances, security interests, and claims whatsoever.

                     (iv) in the case of any Management Selling Stockholder, the Custody Agreement and Power of Attorney signed by such Selling Stockholder appointing Thomas J. Sauser, Cynthia A. Nebergall and Brendan J. Radigan or any of them, as his, her or its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding instrument of such Selling Stockholder enforceable in accordance with its terms, and pursuant to such Custody Agreement and Power of Attorney such Selling Stockholder has authorized Thomas J. Sauser, Cynthia A. Nebergall and Brendan J. Radigan or any of them, to execute and deliver on his or her behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by him, her or it pursuant to this Agreement.

               (h) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Williams & Connolly, special counsel for GTECH Corporation ("GTECH") with respect to the governmental investigations and indictments described in the statements referred to in clause (i) below to the effect that:

                     (i) the statements in the third and fourth paragraphs under the caption "Risk Factors - Maintenance of Business Relationships and Certain Legal Matters" in the Prospectus (the "Investigations and Indictments"), insofar as such statements constitute a summary of legal matters or proceedings referred to therein, fairly present the information called for with respect to such legal matters and proceedings;

                     (ii) in connection with such counsel's representation of GTECH, such counsel has not found any evidence indicating that GTECH violated any law (in connection with the award of lottery contracts or otherwise) in connection with the Investigations and Indictments and has not been advised by governmental authorities that GTECH is a target of those Investigations and Indictments; and

                     (iii) except as set forth in the eighth paragraph under the caption "Risk Factors - Maintenance of Business Relationships and Certain Legal Matters", such counsel does not know of any legal or governmental proceeding pending or threatened to which GTECH or any of its officers or employees is a party or to which any of the property of GTECH is subject which is similar in nature to the Investigations and Indictments; nor has such counsel been engaged by the Company with respect to any other legal or governmental proceeding pending or threatened to which the Company or any of its officers or employees is a party or to which any of the property of the Company is subject which is required to be described in the Registration Statement or the Prospectus and which is not described.

               (i) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Memery Crystal, special U.K. counsel for GTECH U.K. Corporation ("GTECH U.K.") and Mr. Guy B. Snowden with respect to the matter referred to in clause (i) below to the effect that:

                     (i) the statements in the eighth paragraph under the caption "Risk Factors - Maintenance of Business Relationships and Certain Legal Matters" in the Prospectus (the "Branson Matter"), insofar as such statements constitute a summary of legal matters or proceedings referred to therein, fairly present the information with respect to such legal matters and proceedings; and

                     (ii) in connection with such counsel's representation of GTECH U.K. and Mr. Guy B. Snowden, such counsel has not found any evidence indicating that GTECH U.K. or Mr. Guy B. Snowden violated any law (in connection with the award of lottery contracts or otherwise) in connection with the Branson Matter.

               (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, counsel for the Underwriters, as to the matters referred to in clauses (i), (iv),
         (vi), (vii), (but only with respect to the statements under the caption "Underwriting") and items (2) and (3) of Clause (xii) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by items (B) and (C) of clause (xii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto but not documents incorporated by reference and review and discussion of the contents thereof including documents incorporated therein by reference, but are without independent check or verification except as specified.

               (k) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from each of Ernst & Young LLP, independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by each of Ernst & Young LLP on the date of this Agreement.

               (l) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

               (m) The several obligations of the Underwriters to pay for Shares being purchased from any Selling Stockholder who is not a U.S. Person are subject to the receipt, on or prior to the Closing Date, of a certificate of each such Selling Stockholder to the effect that such Selling Stockholder is not a U.S. Person (as defined under applicable U.S. federal tax legislation), which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

               The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the satisfaction of the foregoing conditions and delivery to the U.S. Underwriters on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

               10. Effective Date of Agreement and Termination. This Agreement shall become effective upon the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

               This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company and DLJ Capital Corporation if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or any of its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable or advisable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) trading of any securities of the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the-counter market, (iv) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (v) any downgrading, or any notice given of any intended or potential downgrading, in the rating accorded any of the Company's or its subsidiaries' securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, (vi) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company and its subsidiaries, taken as a whole (vii) the declaration of a banking moratorium by either federal or New York State authorities or (viii) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

               If on the Closing Date or on the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm
Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

               11. Agreements of the Selling Stockholders. Each Selling Stockholder severally and not jointly agrees with you and the Company:

               (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder.

               (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

               (c) Not to offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of any common stock of the Company or any securities convertible into or exercisable or exchangeable for such common stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of a majority of the U.S. Underwriters; provided that, notwithstanding this clause (c), (i) DLJ Capital Corporation and any of its affiliates who are Selling Stockholders and the DLJ Selling Stockholders shall be permitted to offer, sell, contract to sell, grant options to purchase or otherwise dispose of common stock of the Company to any person (a "DLJ Transferee") who is an affiliate of such person or who is a director, officer or employee of DLJ Inc. or any of its affiliates; provided that the DLJ Transferee shall be bound by the provisions of this
         Section 11(c); and (ii) Management Selling Stockholders shall be permitted to deliver shares the Company in payment of all or part of the exercise price of options under the Company's 1994 Stock Option Plan and to have shares withheld for the payment of taxes under the Company's stock benefit plans.

               12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to GTECH Holdings Corporation, Attention: General Counsel's Office, 55 Technology Way, West Greenwich, Rhode Island 02817, (b) if to DLJ Capital Corporation, any Selling Stockholder that is an affiliate of DLJ Capital Corporation or any DLJ Selling Stockholders, to DLJ Capital Corporation, 277 Park Avenue, New York, New York 10172, Attn: General Counsel's Office, (c) if to any other Selling Stockholder, to Thomas J. Sauser, Cynthia A. Nebergall and Brendan J. Radigan, attorneys-in-fact, c/o Cynthia J. Nebergall, GTECH Holdings Corporation, 55 Technology Way, West Greenwich, Rhode Island 02817, and (d) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

               The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholders, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the Selling Stockholders, the officers or directors of the Company or any controlling person of any of the foregoing, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

               If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Selling Stockholders agree to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

               Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York.

               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.


               Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.


                                       Very truly yours,

                                       GTECH HOLDINGS CORPORATION



                                       By____________________________
                                         Name:
                                         Title:




                            UNDERWRITING AGREEMENT

                              Signature Page for
                         Donaldson, Lufkin & Jenrette
                     Securities Corporation, as Custodian


                                       DONALDSON, LUFKIN & JENRETTE
                                         SECURITIES CORPORATION,
                                         as Custodian


                                       By____________________________
                                         Name:
                                         Title:



                            UNDERWRITING AGREEMENT

                              Signature Page for
                            DLJ Capital Corporation


                                       DLJ CAPITAL CORPORATION


                                       By____________________________
                                         Name:
                                         Title:



                            UNDERWRITING AGREEMENT

                              Signature Page for
                          Norwest Bank Indiana, N.A.
                              (formerly known as
                           Lincoln National Bank and
                   Trust Company of Fort Wayne), as Trustee


                                       NORWEST BANK INDIANA, N.A.,
                                         as Trustee


                                       By____________________________
                                         Name:
                                         Title:



                            UNDERWRITING AGREEMENT

                              Signature Page for
                     The Equitable Life Assurance Society
                             of the United States


                                       THE EQUITABLE LIFE ASSURANCE
                                         SOCIETY OF THE UNITED STATES


                                       By____________________________
                                         Name:
                                         Title:



                            UNDERWRITING AGREEMENT

                              Signature Page for
                   Equitable Variable Life Insurance Company


                                       EQUITABLE VARIABLE LIFE
                                         INSURANCE COMPANY



                                       By____________________________
                                         Name:
                                         Title:



                            UNDERWRITING AGREEMENT

                         Signature Page for the other
                         Selling Stockholders named in
                              Schedule III hereto


                                       THE OTHER SELLING STOCKHOLDERS
                                         NAMED IN SCHEDULE III HERETO



                                       By____________________________
                                         Name:
                                         Title:


Accepted and agreed
June   , 1996


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
SALOMON BROTHERS INC

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


   By__________________________


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


   By__________________________




                                  SCHEDULE I

                                                               Number of
                                                              Firm Shares
                                                                 to be
                                                              Purchased
                                                              -----------
U.S.Underwriters
- ----------------
Donaldson, Lufkin & Jenrette Securities Corporation              1,863,600
Merrill Lynch, Pierce, Fenner & Smith Incorporated               1,863,600
Salomon Brothers Inc                                             1,863,600

Bear Stearns & Co. Inc.                                             98,000
Alex. Brown & Sons Incorporated                                     98,000
Cowen & Company                                                     98,000
Deutsche Morgan Grenfell/C.J. Lawrence Inc.                         98,000
A.G. Edwards & Sons, Inc.                                           98,000
Gerard Klauer Mattison & Co., LLC                                   98,000
Goldman, Sachs & Co.                                                98,000
Lazard Freres & Co. LLC                                             98,000
Lehman Brothers Inc.                                                98,000
Montgomery Securities                                               98,000
Prudential Securities Incorporated                                  98,000
Raymond James & Associates, Inc.                                    98,000
Scotia Capital Markets (USA) Inc.                                   98,000
Smith Barney Inc.                                                   98,000

Advest, Inc.                                                        49,000
Arnhold and S. Bleichroeder, Inc.                                   49,000
Robert W. Baird & Co. Incorporated                                  49,000
Black & Company, Inc.                                               49,000
J.C. Bradford & Co.                                                 49,000
First of Michigan Corporation                                       49,000
Janney Montgomery Scott Inc.                                        49,000
Johnston, Lemon & Co. Incorporated                                  49,000
McDonald & Company Securities, Inc.                                 49,000
Needham & Company, Inc.                                             49,000
The Ohio Company                                                    49,000
Parker/Hunter Incorporated                                          49,000
Pennsylvania Merchant Group Ltd                                     49,000
Principal Financial Securities, Inc.                                49,000
Sutro & Co. Incorporated                                            49,000
Tucker Anthony Incorporated                                         49,000
Van Kasper & Company                                                49,000
Wheat First Butcher Singer                                          49,000
                                                                 ---------
                                     Total                       7,844,800



                                  SCHEDULE II


                                                               Number of
                                                              Firm Shares
                                                                 to be
International Underwriters                                     Purchased
- --------------------------                                    -----------
Donaldson, Lufkin & Jenrette Securities Corporation                465,400
Merrill Lynch International                                        465,400
Salomon Brothers International Limited                             465,400

ABN Amro Bank N.V.                                                 113,000
Credit Lyonnais Securities                                         113,000
Morgan Grenfell & Co. Limited                                      113,000
Banque Paribas                                                     113,000
Societe Generale                                                   113,000
                                                                 ---------
                                     Total                       1,961,200



                                 SCHEDULE III


                             Selling Stockholders


                                                            Maximum
                                                           Number of
                                      Number of Firm       Additional
           Name*                    Shares Being Sold   Shares Being Sold
           -----                    -----------------   -----------------

Donaldson, Lufkin & Jenrette            244,454               14,246
  Securities Corporation
DLJ Capital Corporation                 925,774               53,951
Norwest Bank Indiana, N.A., as        7,341,261              427,825
 Voting Trustee
The Equitable Life Assurance            156,814                9,139
  Society of the United States
Equitable Variable Life Insurance        32,447                1,891
  Company

*Applegate, Kathleen                        234                  100
*Beason, Steve                              175                   75
*Bergeron, Dan                              117                   50
*Chambrello, Mike                         2,188                  938
*Chillemi, Clifford                         162                   69
*Friedman, Joe                              263                  113
*Henderson, Bob                             234                  100
*Kasman, Leon                               585                  251
*Klingman, Bob                              175                   75
*Markowicz, Victor                      336,106              144,655
*Markowicz, Victor Trust                213,662               91,957
*Radigan, Brendan                           500                  -
*Snowden, Guy B.                        504,148              235,058
*Guy B. Snowden Jr. Trust                 3,637                  -
*Sean Alexander Snowden Trust             6,066                  -
*Heather Ann Snowden Trust               16,477                  -
*Stephanie Snowden Trust                 15,055                  -
*Aubrey Lynn Snowden Trust                4,384                  -
*Supron, Nick                               875                  375
*Tiberio, Joanne                            207                   89
________________
* Names marked with an asterisk are Management Selling Stockholders.